                                                                    Exhibit 12.1

                                           Azteca Holdings, S.A. de C.V. and subsidiaries
                                         Computation of ratio of earnings to fixed charges
                         (Thousands of Mexican pesos of December 31, 2002 purchasing power, except ratios)

                                                                                           Mexican GAAP
                                                                                           ------------
                                                                                       Year ended December 31,
                                                                 -----------------------------------------------------------------
                                                                     1998          1999         2000          2001         2002
                                                                 -----------------------------------------------------------------
Consolidated (loss) income before provision for income
tax, deferred income tax and extraordinary items                   (134,048)      159,045       573,909    1,349,044      864,219

Less:
    Equity in earnings (losses) of affiliates                      (112,301)      (11,954)     (107,088)     (67,894)    (111,160)
                                                                 -----------------------------------------------------------------
Adjusted Consolidated (loss) income before provision for
income tax, deferred income tax and extraordinary items             (21,747)      170,999       680,997    1,416,938      975,379

Add:
  Fixed charges                                                   1,332,903     1,182,720     1,184,032    1,152,131    1,169,508
  Amortization of previously capitalized interest                         -             -             -            -            -
  Loss recognized from investments in less than 50%                       -             -             -
    owned entities accounted for by equity method                         -             -             -            -            -

Less:
  Interest capitalized during the period                                  -             -             -            -            -
  Minority interest in the income of subsidiaries
    that do not have fixed charges                                        -             -             -            -            -
  Undistributed income from investment in less
    than 50% entities accounted for by equity method                      -             -             -            -            -
                                                                 -----------------------------------------------------------------
Earnings                                                          1,311,157     1,353,720     1,865,029    2,569,069    2,144,887
                                                                 =================================================================

Fixed charges
  Interest expenses                                               1,286,147     1,129,700     1,126,800    1,065,203    1,080,112
  Capitalized interest during the period                                  -             -             -            -            -
  Amortization of debt expenses                                      40,152        41,545        40,978       62,178       70,596
  Portion of rental expense which represents interest                 6,604        11,475        16,254       24,750       18,801
                                                                 -----------------------------------------------------------------
Total fixed charges                                               1,332,903     1,182,720     1,184,032    1,152,131    1,169,508
                                                                 =================================================================

Ratio of earnings to fixed charges                                     0.98          1.14          1.58         2.23         1.83
                                                                 =================================================================

----------------------------------------------------------------------------------------------------------------------------------
Amounts of earnings required to cover deficiency                     21,747      (170,999)     (680,997)  (1,416,938)    (975,379)
----------------------------------------------------------------------------------------------------------------------------------

                                                                                              US GAAP
                                                                                              -------
                                                                                       Year ended December 31,
                                                                 -----------------------------------------------------------------
                                                                    1998           1999          2000        2001          2002
                                                                 -----------------------------------------------------------------
Consolidated (loss) income before provision for income
tax, deferred income tax and extraordinary items                   (474,988)     (788,617)     (176,536)     247,083      221,646

Less:
    Equity in earnings (losses) of affiliates                      (112,301)      (19,737)     (278,312)    (519,756)    (376,644)
                                                                 -----------------------------------------------------------------
Adjusted Consolidated (loss) income before provision for
income tax, deferred income tax and extraordinary items            (362,687)     (768,880)      101,775      766,840      598,290

Add:
  Fixed charges                                                   1,332,903     1,182,720     1,184,024    1,189,238    1,192,766
  Amortization of previously capitalized interest                         -             -             -            -            -
  Loss recognized from investments in less than 50%
    owned entities accounted for by equity method                         -             -             -            -            -

Less:
  Interest capitalized during the period                                  -             -             -            -            -
  Minority interest in the income of subsidiaries
    that do not have fixed charges                                        -             -             -            -            -
  Undistributed income from investment in less
    than 50% entities accounted for by equity method                      -             -             -            -            -
                                                                 -----------------------------------------------------------------
Earnings                                                            970,216       413,840     1,285,798    1,956,077    1,791,056
                                                                 =================================================================

Fixed charges
  Interest expenses                                               1,286,147     1,129,700     1,126,792    1,065,203    1,114,209
  Capitalized interest during the period                                  -             -             -            -            -
  Amortization of debt expenses                                      40,152        41,545        40,978       99,284       59,757
  Portion of rental expense which represents interest                 6,604        11,475        16,254       24,750       18,801
                                                                 -----------------------------------------------------------------
Total fixed charges                                               1,332,903     1,182,720     1,184,024    1,189,238    1,192,766
                                                                 =================================================================

Ratio of earnings to fixed charges                                     0.73          0.35          1.09         1.64         1.50
                                                                 =================================================================

----------------------------------------------------------------------------------------------------------------------------------
Amounts of earnings required to cover deficiency                    362,687       768,880      (101,775)    (766,840)    (598,290)
----------------------------------------------------------------------------------------------------------------------------------